EXHIBIT 99.1

Jameson Inns, Inc.                                                                                             PRESS RELEASE
8 Perimeter Center East, Suite 8050     Atlanta, Georgia 30346
(770) 901-9020     FAX (770) 901-9550

FOR IMMEDIATE RELEASE

September 12, 2002

Contact:    Craig R. Kitchin
President and Chief Financial Officer
(770) 901-9020
ckitchin@jamesoninns.com

Jameson Inns, Inc. Reports ADR, Occupancy and REVPAR for August 2002

ATLANTA—Jameson Inns, Inc. (NASDAQ:JAMS), a hotel real estate investment trust (REIT), and owner of Jameson Inn and Signature Inn hotels, today announced that revenue per available room (“REVPAR”) was $33.51 in August, a $.64 or 1.9% decrease from August 2001. Average daily rate increased 3.9% for the month while occupancy declined 3.2 points.

	Occupancy		Average Daily Rate		REVPAR
	2002	2001	2002	2001	2002	2001

Jameson Inns	55.6%	56.7%	$59.17	$57.29	$32.87	$32.47

Signature Inns	52.2%	59.2%	$66.47	$62.73	$34.69	$37.10

Combined Brands	54.4%	57.6%	$61.65	$59.32	$33.51	$34.15

Smith Travel Research reported that preliminary August figures show REVPAR declining 3% to 5% for the entire U.S. lodging industry. Commenting on the August numbers, CEO Thomas W. Kitchin stated, “Although our comparative REVPAR was down slightly in August, we are pleased that we continue to perform better than the hotel industry in general.”

Jameson Inns, Inc. is a REIT that develops and owns the Jameson Inn and Signature Inn limited service hotel properties. For more information, visit the Company’s website at www.jamesoninns.com.

Forward-Looking Statements

Certain matters discussed in this press release are forward-looking statements within the meaning of federal securities regulations. All forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual transactions, results, performance or achievements to be materially different from any future transactions, results, performance or achievements expressed or implied by such forward-looking statements. General economic conditions, competition, and governmental actions will affect future transactions, results, performance, and achievements. These risks are presented in detail in our filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that our expectations will be attained or that any deviations will not be material. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.